Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation of our report dated May 9, 2007, accompanying the financial statements included in this annual report on Form 11-K, in the registration statement on Form S-8 (Registration No. 333-133481) pertaining to the EXCO Resources, Inc. Employees Savings Trust.

/s/ MEADEN & MOORE, LTD.

Cleveland, Ohio
June 28, 2007